Rule 424(b)(2)
Registration No. 333-124535
PRICING SUPPLEMENT NO. 5 DATED Monday, January 28, 2008
TO PROSPECTUS DATED MAY 12, 2005,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED MAY 12, 2005,
U.S. BANCORP
Medium-Term Notes, Series P (Senior)
Medium-Term Notes, Series Q (Subordinated)

CUSIP No.: 91159HGN4		Issue Price (Dollar Amount and Percentage of Principal Amount):

Series:			$1,000,000,000.00 / 100.0000%

☑ Series P(Senior)		Proceeds to the Company:	$999,415,500 / 99.94155%
☐ Series Q (Subordinated)
		Interest Rate/Initial Interest Rate:	TBD
Form of Note:		Interest Payment Dates:	Quarterly, on the Fourth of February, May, August, and November
☑ Book-Entry
☐ Certificated Principal Amount:	$1,000,000,000.00	Regular Record Date:	15 calendar days prior to the relevant Interest Payment Date
Trade Date:	Monday, January 28, 2008	Interest Determination Date:	2 London business days prior to the relevant Interest Reset Date
Original Issue Date:	Monday, February 4, 2008	Interest Reset Date:	Fourth of February, May, August and November
Maturity Date:	Thursday, February 4, 2010
Base Rate (and, if applicable,		Index Source:	Reuters Page LIBOR 01
Related Interest Periods):
☐ Fixed Rate Note		Index Maturity:	3 months
☐ Commercial Paper Note		Spread:	0.40%
☐ Federal Funds Note
☑ LIBOR Note		Spread Multiplier:	Not applicable
☐ EURIBOR Note		Maximum Interest Rate:	Maximum rate permitted by New York Law
☐ Prime Rate Note
☐ CD Rate Note		Day Count:	Act/360
☐ Treasury Rate Note		Minimum Interest Rate:
☐ CMT Rate Note
☐ Other Base Rate		For Original Issue Discount Notes:
☐ Zero Coupon Note		Original Issue Discount %:	Not applicable
Agent’s Commission: 0.05845%		Yield to Maturity:
Redemption Terms:	Not applicable	Original Issue Discount Notes:
Other Terms:
☐ Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.
Name of Agent and Delivery Instructions:
	Lehman Brothers Inc. (50%) Morgan Stanley & Co. (50%) Incorporated	☐ For Federal income tax purposes only.

Signature

DTC#636

	/s/ Ken Nelson	1-28-08
(Authorized signature)